   As filed with the Securities and Exchange Commission on December 10, 1996
                                                             File No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     Under

                           THE SECURITIES ACT OF 1933
                           __________________________

                            CABLETRON SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                           04-2797263
     (State or other jurisdiction                            (I.R.S. Employer
     of incorporation or organization)                      Identification No.)


                               35 INDUSTRIAL WAY
                        ROCHESTER, NEW HAMPSHIRE  03867
          (Address of principal executive offices, including zip code)
                           _________________________

                         NETLINK, INC. 1993 STOCK PLAN
                           _________________________
                            (Full title of the plan)

                              David J. Kirkpatrick
                            Director of Finance and
                            Chief Financial Officer
                            Cabletron Systems, Inc.
                               35 Industrial Way
                        Rochester, New Hampshire  03867
                                 (603) 332-9400
                           _________________________
(Name, Address and Telephone Number, including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
                                                 Proposed             Proposed
                                                 maximum              maximum              Amount of
Title of securities to be     Amount to be       offering price per   aggregate offering   registration
 registered                    registered        share (1)            price (1)            fee
-------------------------------------------------------------------------------------------------------
Common Stock,
par value $0.01               679,345 shares          $1.00           $679,345              $205.86
-------------------------------------------------------------------------------------------------------


/(1)/ The maximum aggregate offering price for the shares of Cabletron Systems, Inc. common stock, par value $0.01, offered hereby is based on the weighted average per share exercise price of the options pursuant to which such shares may be issued.


================================================================================
                            Exhibit Index on page 8.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates the following documents herein by reference:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended February 29, 1996 (which incorporates by reference certain information from the Registrant's Proxy Statement relating to the 1996 Annual Meeting of Shareholders) (File No. 1-10288).

(b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended May 31, 1996 (as amended by Form 10-QA filed on July 18, 1996) and August 31, 1996 (File No. 1-10288).

(c) The Registrant's Current Report on Form 8-K filed on October 24, 1996 (File No. 1-10288).

(d) The Registrant's Current Report on Form 8-K/A filed on October 25, 1996 (File No. 1-10288).

(e) The Registrant's Current Report on Form 8-K/A-2 filed on November 20, 1996 (File No. 1-10288).

(f) All other reports filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Registrant's Annual Report referred to above.

(g) The description of the common stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A (File No. 1-10288) filed on April 9, 1989, including all amendments and reports filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not required.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

No material interests.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends and unlawful stock purchase and redemption), or (iv) for any transaction from which the director derived an improper personal benefit.

        The Registrant's Restated Certificate of Incorporation, as amended, provides that the Company's Directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. The Restated Certificate of Incorporation, as amended, further provides that the Registrant shall indemnify its directors and officers to the full extent permitted by the law of the State of Delaware.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.


Exhibit

4.1.                  Specimen stock certificate representing Cabletron Common Stock which is incorporated by reference to Exhibit 4.1 of the Cabletron's
                      Registration Statement on Form S-1 (File No. 33-28055).

5.                    Opinion of Ropes & Gray.

23.1.                 Consent of KMPG Peat Marwick LLP.


23.2.                 Consent of Ropes & Gray (contained in the opinion filed as Exhibit
                      5 to this registration statement).

24. Power of Attorney (included in Part II of this registration statement under the caption "Signatures").

99.1.                 Netlink, Inc. 1993 Stock Plan.

99.2.                 Form of Non-Qualified Stock Option Agreement used in connection with the 1993
                      Stock Plan.

99.3.                 Form of Incentive Stock Option Agreement used in connection with the 1993 Stock
                      Plan.

99.4.                 Form of Stock Option Assumption Agreement used in connection with the 1993 Stock
                      Plan.


ITEM 9.   UNDERTAKINGS.

      (a)  The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the

Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New Hampshire on this 10th day of December, 1996.



                                             By:   /s/ S. Robert Levine
                                                  ----------------------------
                                                  S. Robert Levine
                                                  President, Chief Executive
                                                  Officer and Director


          Each person whose signature appears below constitutes and appoints S. Robert Levine, Craig R. Benson and David J. Kirkpatrick, and each of them individually, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 to be filed by Cabletron Systems, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities shown on the date indicated.



Signatures                   Title                                     Date
----------                   -----                                     ----

/s/  S. Robert Levine        President, Chief Executive Officer        December 10, 1996
---------------------------  (principal executive officer) and
S. Robert Levine              Director


/s/ David J. Kirkpatrick     Director of Finance and Chief Financial   December 10, 1996
---------------------------  Officer (principal financial and
David J. Kirkpatrick         accounting officer)


/s/  Craig R. Benson         Chairman, Chief Operating Officer and     December 10, 1996
---------------------------  Director
Craig R. Benson

/s/  Michael D. Myerow       Secretary and Director                    December 10, 1996
---------------------------
Michael D. Myerow




Signatures                   Title                                     Date
----------                   -----                                     ----

/s/  Paul R. Duncan          Director                                  December 10, 1996
---------------------------
Paul R. Duncan

 /s/  Donald F. McGuinness    Director                                 December 10, 1996
---------------------------
Donald F. McGuinness


                                 EXHIBIT INDEX


Exhibit                                                                              Page
-------                                                                             ------
Number   Title of Exhibit                                                           Number
-------  ----------------                                                           ------

  4.1. Specimen stock certificate representing Cabletron Common Stock which is incorporated by reference to Exhibit 4.1 of the Cabletron's
         Registration Statement on Form S-1 (File No. 33-28055).

  5.     Opinion of Ropes & Gray.


  23.1.  Consent of KMPG Peat Marwick LLP.

  23.2. Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this registration statement).

  24. Power of Attorney (included in Part II of this registration statement under the caption "Signatures").

  99.1   Netlink, Inc. 1993 Stock Plan.

  99.2. Form of Non-Qualified Stock Option Agreement used in connection with the 1993 Stock Plan.

  99.3. Form of Incentive Stock Option Agreement used in connection with the 1993 Stock Plan.

  99.4. Form of Stock Option Assumption Agreement used in connection with the 1993 Stock Plan.
